Exhibit 99.1

AMEDISYS REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS
AND UPDATES 2023 GUIDANCE

BATON ROUGE, Louisiana (May 3, 2023) — Amedisys, Inc. (NASDAQ: AMED) today reported its financial results for the three-month period ended March 31, 2023.
Three-Month Periods Ended March 31, 2023 and 2022

◦Net service revenue increased $11.1 million to $556.4 million compared to $545.3 million in 2022.
◦Net income attributable to Amedisys, Inc. of $25.2 million compared to $31.7 million in 2022.
◦Net income attributable to Amedisys, Inc. per diluted share of $0.77 compared to $0.97 in 2022.

Adjusted Quarterly Results*

•Adjusted EBITDA of $57.8 million compared to $66.3 million in 2022.
•Adjusted net income attributable to Amedisys, Inc. of $32.7 million compared to $40.1 million in 2022.
•Adjusted net income attributable to Amedisys, Inc. per diluted share of $1.00 compared to $1.23 in 2022.

* See pages 2 and 12 - 13 for the definition and reconciliations of non-GAAP financial measures to GAAP measures.
Richard Ashworth, President and Chief Executive Officer, stated, “I am very pleased by our strong outperformance on adjusted EBITDA and EPS versus our internal expectations this quarter, and I am incredibly thankful for our 18,000 associates who helped to deliver these results. Quality is a core value at Amedisys, and it was one of the biggest drivers for me in joining the organization. In my first few weeks here, I have had the distinct pleasure of spending time in the field with our caregivers and regional associates, and having the opportunity to see and hear all they do, it is no wonder why we are the highest quality provider in our spaces. Quality is also a self-fulfilling prophecy as higher quality drives better growth and financial performance. I look forward to our continued progress across our four strategic focus areas of Growth, People, Clinical Optimization and Contessa and am excited to deliver more quarters of repeatable and predictable financial performance.”

Scott Ginn, Acting Chief Operating Officer, Executive Vice President and Chief Financial Officer, said, “I am very encouraged by our first quarter performance as our strong home health admissions and hospice adjusted EBITDA margin improvement outpaced our internal projections. We are on track in our clinical optimization initiatives which benefited the hospice segment in the first quarter but will ultimately benefit all segments as we eliminate administrative processes in our care centers in order to have a singular focus on patient care.”
Updated 2023 Guidance
We are updating our previously issued guidance:
•Adjusted net service revenue is anticipated to be in the range of $2.254 billion to $2.274 billion.
•Adjusted EBITDA is anticipated to be in the range of $235 million to $245 million.
•Adjusted diluted earnings per share is anticipated to be in the range of $4.14 to $4.36 based on an estimated 32.8 million shares outstanding.
This guidance excludes the effects of any future acquisitions and potential share repurchases, if any are made.

The foregoing full year 2023 financial guidance excludes the impact of the Company's pending combination with Option Care Health.

We urge caution in considering the current trends and 2023 guidance disclosed in this press release. The home health, hospice and high acuity care industries are highly competitive and subject to intensive regulations, and trends are subject to numerous factors, risks, and uncertainties, some of which are referenced in the cautionary language below and others that are described more fully in our reports filed with the Securities and Exchange Commission (“SEC”) including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q, and current reports on Form 8-K which can be found on the SEC’s internet website, http://www.sec.gov, and our internet website, http://www.amedisys.com.
Earnings Call Information
In a separate press release issued today, Amedisys announced it has entered into a definitive agreement to combine with Option Care Health.
Amedisys and Option Care Health will host an investor call today at 5:30 p.m. Eastern Time to discuss the details of the transaction. Details for such call are available in the separate press release issued today. In light of the transaction announcement, we will forego our previously scheduled first quarter 2023 earnings conference call.
Non-GAAP Financial Measures
This press release includes reconciliations of the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”) to non-GAAP financial measures. The non-GAAP financial measures as defined under SEC rules are as follows: (1) adjusted EBITDA, defined as net income attributable to Amedisys, Inc. before net interest expense, provision for income taxes and depreciation and amortization, excluding certain items; (2) adjusted net income attributable to Amedisys, Inc., defined as net income attributable to Amedisys, Inc. excluding certain items; and (3) adjusted net income attributable to Amedisys, Inc. per diluted share, defined as net income attributable to Amedisys, Inc. common stockholders per diluted share excluding certain items. Management believes that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, are useful gauges of our current performance and are also included in internal management reporting. These non-GAAP financial measures should be considered in addition to, and not more meaningful than or as an alternative to the GAAP financial measures presented in this earnings release and the company’s financial statements. Non-GAAP measures as presented herein may not be comparable to similarly titled measures reported by other companies since not all companies calculate these non-GAAP measures consistently.
Additional Information
Amedisys, Inc. (the “Company”) is a leading healthcare at home company delivering personalized home health, hospice and high acuity care services. Amedisys is focused on delivering the care that is best for our patients, whether that is in-patient hospital, palliative and skilled nursing facility ("SNF") care in their homes; home-based recovery and rehabilitation after an operation or injury, care focused on empowering our patients to manage a chronic disease, or hospice care at the end of life. More than 3,000 hospitals and 102,000 physicians nationwide have chosen Amedisys as a partner in post-acute care. Founded in 1982, headquartered in Baton Rouge, LA with an executive office in Nashville, TN, Amedisys is a publicly held company. With approximately 18,000 employees in 522 care centers within 37 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 455,000 patients and clients in need every year. For more information about the Company, please visit: www.amedisys.com.
We use our website as a channel of distribution for important company information. Important information, including press releases, investor presentations and financial information regarding our company, is routinely posted on and accessible on the Investor Relations subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations subpage of our website.

Forward-Looking Statements
When included in this press release, words like “believes,” “belief,” “expects,” “strategy,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “will,” “could,” “would,” “should” and similar expressions are intended to identify forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those described therein. These risks and uncertainties include, but are not limited to, the following: the risk that the cost savings and any revenue synergies or other synergies from the proposed merger with Option Care Health may not be realized or may take longer than anticipated to be realized; disruption from the proposed merger with patient, payer, provider, referral sources, supplier or management and employee relationships; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Option Care Health or the inability to complete the proposed transaction on the anticipated terms and timetable; the risk that necessary regulatory approvals for the proposed merger with Option Care Health are delayed, are not obtained or are obtained subject to conditions that are not anticipated; the failure of the conditions to the proposed merger to be satisfied; the inability to complete the proposed transaction due to the failure to obtain approval of the stockholders at Option Care Health or Amedisys or to satisfy any other condition in a timely manner or at all; the risks related to the integration of the combined businesses, including the risk that the integration will be materially delayed or will be more costly or difficult than expected; the ability of the combined company to execute carefully its strategic plans; the costs related to the proposed transaction; the diversion of management time on merger-related issues; the ability of Option Care Health to effectively manage the larger and more complex operations of the combined company following the proposed merger with the Company; reputational risk related to the proposed merger; the risk of litigation or regulatory action related to the proposed merger; changes in Medicare and other medical payment levels; changes in payments and covered services by federal and state governments; future cost containment initiatives undertaken by third-party payors; changes in the episodic versus non-episodic mix of our payors, the case mix of our patients and payment methodologies; staffing shortages driven by the competitive labor market; our ability to attract and retain qualified personnel; competition in the healthcare industry; our ability to maintain or establish new patient referral sources; changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis; the impact of the novel coronavirus pandemic ("COVID-19") on our business, financial condition and results of operations; changes in estimates and judgments associated with critical accounting policies; our ability to consistently provide high-quality care; our ability to keep our patients and employees safe; our access to financing; our ability to meet debt service requirements and comply with covenants in debt agreements; business disruptions due to natural or man-made disasters, climate change or acts of terrorism, widespread protests or civil unrest; our ability to open care centers, acquire additional care centers and integrate and operate these care centers effectively; our ability to realize the anticipated benefits of acquisitions, investments and joint ventures; our ability to integrate, manage and keep our information systems secure; the impact of inflation; and changes in laws or developments with respect to any litigation relating to the Company, including various other matters, many of which are beyond our control.
Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. We expressly disclaim any obligation or undertaking and we do not intend to release publicly any updates or changes in our expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based, except as required by law.
Contact:    Investor Contact:                Media Contact:
Amedisys, Inc.                    Amedisys, Inc.
        Nick Muscato                    Kendra Kimmons
        Chief Strategy Officer             Vice President, Marketing & Communications
    (615) 928- 5452                    (225) 299-3720
        IR@amedisys.com             kendra.kimmons@amedisys.com

AMEDISYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Amounts in thousands, except per share data)
(Unaudited)

	For the Three-Month Periods Ended March 31,
	2023	2022
Net service revenue	$556,389	$545,257
Operating expenses:
Cost of service, inclusive of depreciation	315,010	304,820
General and administrative expenses:
Salaries and benefits	126,339	123,480
Non-cash compensation	3,273	7,347
Depreciation and amortization	4,443	8,008
Other	64,945	53,640
Total operating expenses	514,010	497,295
Operating income	42,379	47,962
Other income (expense):
Interest income	406	13
Interest expense	(7,517)	(3,173)
Equity in earnings (loss) from equity method investments	123	(1,403)
Miscellaneous, net	(682)	333
Total other expense, net	(7,670)	(4,230)
Income before income taxes	34,709	43,732
Income tax expense	(9,800)	(12,019)
Net income	24,909	31,713
Net loss (income) attributable to noncontrolling interests	337	(42)
Net income attributable to Amedisys, Inc.	$25,246	$31,671
Basic earnings per common share:
Net income attributable to Amedisys, Inc. common stockholders	$0.78	$0.97
Weighted average shares outstanding	32,558	32,555
Diluted earnings per common share:
Net income attributable to Amedisys, Inc. common stockholders	$0.77	$0.97
Weighted average shares outstanding	32,643	32,766

AMEDISYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	March 31, 2023 (unaudited)	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$49,436	$40,540
Restricted cash	19,664	13,593
Patient accounts receivable	294,122	296,785
Prepaid expenses	18,754	11,628
Other current assets	23,581	26,415
Total current assets	405,557	388,961
Property and equipment, net of accumulated depreciation of $105,183 and $101,364	33,353	16,026
Operating lease right of use assets	85,211	102,856
Goodwill	1,244,679	1,287,399
Intangible assets, net of accumulated amortization of $16,071 and $14,604	99,929	101,167
Other assets	78,230	79,836
Total assets	$1,946,959	$1,976,245
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$40,017	$43,735
Payroll and employee benefits	122,723	125,387
Accrued expenses	137,899	137,390
Current portion of long-term obligations	26,958	15,496
Current portion of operating lease liabilities	25,453	33,521
Total current liabilities	353,050	355,529
Long-term obligations, less current portion	373,202	419,420
Operating lease liabilities, less current portion	59,826	69,504
Deferred income tax liabilities	22,752	20,411
Other long-term obligations	4,781	4,808
Total liabilities	813,611	869,672
Equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized; 37,938,354 and 37,891,186 shares issued; 32,544,145 and 32,511,465 shares outstanding	38	38
Additional paid-in capital	758,669	755,063
Treasury stock, at cost, 5,394,209 and 5,379,721 shares of common stock	(462,508)	(461,200)
Retained earnings	782,918	757,672
Total Amedisys, Inc. stockholders’ equity	1,079,117	1,051,573
Noncontrolling interests	54,231	55,000
Total equity	1,133,348	1,106,573
Total liabilities and equity	$1,946,959	$1,976,245

AMEDISYS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND DAYS REVENUE OUTSTANDING
(Amounts in thousands, except statistical information)
(Unaudited)

	For the Three-Month Periods Ended March 31,
	2023	2022
Cash Flows from Operating Activities:
Net income	$24,909	$31,713
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (inclusive of depreciation included in cost of service)	5,694	8,008
Non-cash compensation	3,273	7,347
Amortization and impairment of operating lease right of use assets	8,622	10,096
(Gain) loss on disposal of property and equipment	(70)	5
Loss on personal care divestiture	2,186	—
Deferred income taxes	2,772	3,205
Equity in (earnings) loss from equity method investments	(123)	1,403
Amortization of deferred debt issuance costs	248	248
Return on equity method investments	1,787	1,710
Changes in operating assets and liabilities, net of impact of acquisitions:
Patient accounts receivable	(7,476)	(18,618)
Other current assets	(4,128)	7,882
Operating lease right of use assets	(918)	(749)
Other assets	(111)	247
Accounts payable	(3,457)	(2,115)
Accrued expenses	741	7,483
Other long-term obligations	(28)	(57)
Operating lease liabilities	(7,960)	(9,187)
Net cash provided by operating activities	25,961	48,621
Cash Flows from Investing Activities:
Proceeds from the sale of deferred compensation plan assets	19	22
Proceeds from the sale of property and equipment	—	37
Purchases of property and equipment	(1,350)	(902)
Investments in technology assets	(210)	(236)
Purchase of cost method investment	—	(15,000)
Proceeds from personal care divestiture	47,787	—
Acquisitions of businesses, net of cash acquired	(350)	—
Net cash provided by (used in) investing activities	45,896	(16,079)
Cash Flows from Financing Activities:
Proceeds from issuance of stock upon exercise of stock options	—	86
Proceeds from issuance of stock to employee stock purchase plan	816	985
Shares withheld to pay taxes on non-cash compensation	(1,308)	(4,682)
Noncontrolling interest contributions	—	652
Noncontrolling interest distributions	(285)	(672)
Proceeds from borrowings under revolving line of credit	8,000	—
Repayments of borrowings under revolving line of credit	(8,000)	—
Principal payments of long-term obligations	(55,313)	(3,771)
Purchase of noncontrolling interest	(800)	—
Net cash used in financing activities	(56,890)	(7,402)
Net increase in cash, cash equivalents and restricted cash	14,967	25,140
Cash, cash equivalents and restricted cash at beginning of period	54,133	45,769
Cash, cash equivalents and restricted cash at end of period	$69,100	$70,909

	For the Three-Month Periods Ended March 31,
	2023	2022
Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$6,654	$1,864
Cash paid for income taxes, net of refunds received	$352	$551
Cash paid for operating lease liabilities	$8,878	$9,936
Cash paid for finance lease liabilities	$2,457	$357
Supplemental Disclosures of Non-Cash Activity:
Right of use assets obtained in exchange for operating lease liabilities	$7,083	$11,203
Right of use assets obtained in exchange for finance lease liabilities	$20,790	$216
Reductions to right of use assets resulting from reductions to operating lease liabilities	$141	$299
Reductions to right of use assets resulting from reductions to finance lease liabilities	$369	$—
Noncontrolling interest contribution	$—	$8,900
Days revenue outstanding (1)	46.3	46.3

(1) Our calculation of days revenue outstanding at March 31, 2023 and 2022 is derived by dividing our ending patient accounts receivable by our average daily patient revenue for the three-month periods ended March 31, 2023 and 2022, respectively.

AMEDISYS, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in millions, except statistical information)
(Unaudited)
Segment Information - Home Health

	For the Three-Month Periods Ended March 31,
	2023	2022
Financial Information (in millions) (6):
Medicare	$215.4	$224.1
Non-Medicare	127.9	111.6
Net service revenue	343.3	335.7
Cost of service, inclusive of depreciation	197.0	185.2
Gross margin	146.3	150.5
General and administrative expenses	89.1	83.2
Depreciation and amortization	1.1	0.9
Operating income	$56.1	$66.4
Same Store Growth(1):
Medicare revenue	(7%)	1%
Non-Medicare revenue	12%	4%
Total admissions	8%	2%
Total volume(2)	5%	—%
Key Statistical Data - Total(3)(6):
Admissions	101,963	91,764
Recertifications	43,325	42,856
Total volume	145,288	134,620

Medicare completed episodes	73,563	74,443
Average Medicare revenue per completed episode(4)	$2,974	$3,013
Medicare visits per completed episode(5)	12.4	13.0

Visiting clinician cost per visit	$100.00	$97.28
Clinical manager cost per visit	10.97	10.62
Total cost per visit	$110.97	$107.90
Visits	1,775,206	1,716,211

(1) Same store information represents the percent change in our Medicare, Non-Medicare and Total revenue, admissions or volume for the period as a percent of the Medicare, Non-Medicare and Total revenue, admissions or volume of the prior period. Same store is defined as care centers that we have operated for at least the last twelve months and startups that are an expansion of a same store care center.
(2) Total volume includes all admissions and recertifications.
(3) Total includes acquisitions, start-ups and denovos.
(4) Average Medicare revenue per completed episode is the average Medicare revenue earned for each Medicare completed episode of care. Average Medicare revenue per completed episode reflects the suspension of sequestration for the three-month period ended March 31, 2022 and the reinstatement of sequestration at 2% for the three-month period ended March 31, 2023.
(5) Medicare visits per completed episode are the home health Medicare visits on completed episodes divided by the home health Medicare episodes completed during the period.
(6) Prior year has been recast to conform to the current year presentation.

Segment Information - Hospice

	For the Three-Month Periods Ended March 31,
	2023	2022
Financial Information (in millions):
Medicare	$182.7	$182.5
Non-Medicare	10.7	10.6
Net service revenue	193.4	193.1
Cost of service, inclusive of depreciation	101.4	106.4
Gross margin	92.0	86.7
General and administrative expenses	47.9	51.3
Depreciation and amortization	0.6	0.6
Operating income	$43.5	$34.8
Same Store Growth(1):
Medicare revenue	—%	1%
Hospice admissions	(5%)	2%
Average daily census	(1%)	(3%)
Key Statistical Data - Total(2):
Hospice admissions	12,998	13,886
Average daily census	12,730	12,920
Revenue per day, net	$168.83	$166.04
Cost of service per day	$88.21	$91.48
Average discharge length of stay	90	89

(1) Same store information represents the percent change in our Medicare revenue, Hospice admissions or average daily census for the period as a percent of the Medicare revenue, Hospice admissions or average daily census of the prior period. Same store is defined as care centers that we have operated for at least the last twelve months and startups that are an expansion of a same store care center.
(2) Total includes acquisitions and denovos.

Segment Information - Personal Care (1)

	For the Three-Month Periods Ended March 31,
	2023	2022
Financial Information (in millions):
Medicare	$—	$—
Non-Medicare	15.0	14.0
Net service revenue	15.0	14.0
Cost of service, inclusive of depreciation	11.1	10.8
Gross margin	3.9	3.2
General and administrative expenses	2.3	2.2
Depreciation and amortization	—	0.1
Operating income	$1.6	$0.9
Key Statistical Data - Total:
Billable hours	440,464	451,032
Clients served	7,892	7,479
Shifts	191,379	193,742
Revenue per hour	$33.97	$30.95
Revenue per shift	$78.19	$72.04
Hours per shift	2.3	2.3

(1) We completed the sale of our personal care business on March 31, 2023.

Segment Information - High Acuity Care

	For the Three-Month Periods Ended March 31,
	2023	2022
Financial Information (in millions) (1):
Medicare	$—	$—
Non-Medicare	4.7	2.5
Net service revenue	4.7	2.5
Cost of service, inclusive of depreciation	5.5	2.4
Gross margin	(0.8)	0.1
General and administrative expenses	4.4	4.3
Depreciation and amortization	0.8	0.8
Operating loss	$(6.0)	$(5.0)
Key Statistical Data - Total:
Full risk admissions	158	106
Limited risk admissions	459	227
Total admissions	617	333

Full risk revenue per episode	$11,343	$10,077
Limited risk revenue per episode	$5,711	$5,779

Number of admitting joint venture markets	10	9
(1)Prior year has been recast to conform to the current year presentation.

Segment Information - Corporate

	For the Three-Month Periods Ended March 31,
	2023	2022
Financial Information (in millions) (1):
General and administrative expenses	$50.9	$43.5
Depreciation and amortization	1.9	5.6
Total operating expenses	$52.8	$49.1
(1)Prior year has been recast to conform to the current year presentation.

AMEDISYS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES
(Amounts in thousands)
(Unaudited)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") Reconciliation:

	For the Three-Month Periods Ended March 31,
	2023	2022
Net income attributable to Amedisys, Inc.	$25,246	$31,671
Add:
Income tax expense	9,800	12,019
Interest expense, net	7,111	3,160
Depreciation and amortization	5,694	8,008
Certain items(1)	9,987	11,450
Adjusted EBITDA(2)(5)	$57,838	$66,308

Adjusted Net Income Attributable to Amedisys, Inc Reconciliation:

	For the Three-Month Periods Ended March 31,
	2023	2022
Net income attributable to Amedisys, Inc.	$25,246	$31,671
Add:
Certain items(1)	7,489	8,473
Adjusted net income attributable to Amedisys, Inc.(3)(5)	$32,735	$40,144

Adjusted Net Income Attributable to Amedisys, Inc. per Diluted Share Reconciliation:

	For the Three-Month Periods Ended March 31,
	2023	2022
Net income attributable to Amedisys, Inc. common stockholders per diluted share	$0.77	$0.97
Add:
Certain items(1)	0.23	0.26
Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share(4)(5)	$1.00	$1.23

(1)    The following details the certain items for the three-month periods ended March 31, 2023 and 2022:

Certain Items:

	For the Three-Month Periods Ended March 31,
	2023	2022
	(Income) Expense	(Income) Expense
Certain Items Impacting Cost of Service, Inclusive of Depreciation:
COVID-19 costs	$—	$3,733
Fuel supplement	—	337
Clinical optimization and reorganization costs	114	—
Certain Items Impacting General and Administrative Expenses:
Acquisition and integration costs	1,667	1,378
COVID-19 costs	—	153
Executive Board of Directors/CEO transition award	750	3,500
Legal fees - non-routine	—	51
Clinical optimization and reorganization costs	3,890	—
Personal care divestiture	514	—
Certain Items Impacting Total Other Income (Expense):
Other (income) expense, net	3,052	2,298
Total	$9,987	$11,450
Net of tax	$7,489	$8,473
Diluted EPS	$0.23	$0.26

(2) Adjusted EBITDA is defined as net income attributable to Amedisys, Inc. before net interest expense, provision for income taxes and depreciation and amortization, excluding certain items as described in footnote 1.
(3)    Adjusted net income attributable to Amedisys, Inc. is defined as net income attributable to Amedisys, Inc. calculated in accordance with GAAP excluding certain items as described in footnote 1.
(4)    Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted income per share calculated in accordance with GAAP excluding the earnings per share effect of certain items as described in footnote 1.
(5)    Adjusted EBITDA, adjusted net income attributable to Amedisys, Inc. and adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes or other measures calculated in accordance with GAAP. These calculations may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate these non-GAAP financial measures in the same manner.